UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   January 18, 2008

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On January 18, 2008, Buckeye Partners, L.P. (“we,” “us,” “our” or the “Partnership”) completed the previously announced acquisition of all of the limited liability company membership interests in Lodi Gas Storage, L.L.C. (“LGS”) from an affiliate of ArcLight Capital Partners, LLC (“ArcLight”).  LGS owns and operates a natural gas storage facility located near Lodi, California, and an expansion facility, known as Kirby Hills, located approximately 45 miles west of the Lodi facility in northern California.  The combined LGS facilities provide approximately 22 billion cubic feet (“Bcf”) of working gas capacity and are connected to Pacific Gas and Electric’s intrastate gas pipelines that serve natural gas demand in the San Francisco and Sacramento areas.

Pursuant to the terms of a Purchase and Sale Agreement, dated as of July 24, 2007, between Buckeye Gas Storage LLC, our wholly-owned subsidiary, and Lodi Holdings, L.L.C. (“Lodi”), which is owned by affiliates of ArcLight and certain employees and members of management of Lodi (the “Purchase Agreement”), as amended by Amendment No. 1 to the Purchase and Sale Agreement, dated as of October 31, 2007, and Amendment No. 2 to the Purchase and Sale Agreement, dated as of November 13, 2007, cash consideration of approximately $432 million was paid to Lodi at closing.  An additional $12 million (the “Contingent Payment”) will be paid by the Partnership to Lodi upon receipt of approval from the California Public Utilities Commission for a storage expansion project known as Kirby Hills Phase II.  The Kirby Hills Phase II expansion project is expected to provide up to an incremental 12 Bcf of working gas capacity.  The project is projected to be in service by the end of 2008.

The Partnership funded the LGS acquisition through public equity offerings completed in August, 2007 and December, 2007, and a public debt offering completed earlier this month.

Affiliates of ArcLight, Kelso & Company and Lehman Brothers Holdings Inc. own BGH GP Holdings, LLC, which indirectly controls the Partnership through an indirect ownership interest in the Partnership’s general partner, Buckeye GP LLC (“Buckeye GP”).  Due to the ArcLight affiliates’ indirect ownership interest in Buckeye GP, the Audit Committee of Buckeye GP, represented by independent legal counsel and financial advisors, reviewed and approved the transactions contemplated by the Purchase Agreement, including the purchase price, as fair and reasonable to the Partnership in accordance with the Partnership’s Agreement of Limited Partnership. BGH GP Holdings, LLC has also separately agreed that, under certain circumstances, if the Partnership is not obligated to pay Lodi the $12 million Contingent Payment pursuant to the terms of the Purchase Agreement, then BGH GP Holdings, LLC will make such payment to Lodi.

Item 7.01                                             Regulation FD Disclosure.

On January 18, 2008, the Partnership issued a press release announcing the events described in Item 2.01. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Item 9.01                                             Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by this item to be filed as exhibits to this report will be filed by amendment as soon as practicable, but not later than seventy-one (71) calendar days after the date that this report on Form 8-K is required to be filed.

(d)	Exhibits.

2.1

Purchase and Sale Agreement, dated as of July 24, 2007, by and between Lodi Holdings, L.L.C. and Buckeye Gas Storage LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 24, 2007).*

2.2	Amendment No. 1 to the Purchase and Sale Agreement, dated as of October 31, 2007, by and between Lodi Holdings, L.L.C. and Buckeye Gas Storage LLC.*

2.3	Amendment No. 2 to the Purchase and Sale Agreement, dated as of November 13, 2007, by and between Lodi Holdings, L.L.C. and Buckeye Gas Storage LLC.*

99.1	Press release of Buckeye Partners, L.P. issued January 18, 2008.

*Schedules and exhibits to the plan of acquisition and the amendments thereto were not filed.  The Registrant will furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	/s/ STEPHEN C. MUTHER
Stephen C. Muther
President

Dated: January 18, 2008

Exhibit Index

Exhibit

2.1

Purchase and Sale Agreement, dated as of July 24, 2007, by and between Lodi Holdings, L.L.C. and Buckeye Gas Storage LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 24, 2007).

2.2	Amendment No. 1 to the Purchase and Sale Agreement, dated as of October 31, 2007, by and between Lodi Holdings, L.L.C. and Buckeye Gas Storage LLC.

2.3	Amendment No. 2 to the Purchase and Sale Agreement, dated as of November 13, 2007, by and between Lodi Holdings, L.L.C. and Buckeye Gas Storage LLC.

99.1	Press release of Buckeye Partners, L.P. issued January 18, 2008.